                                                                 Exhibit 3.23

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                         TO THE CERTIFICATE OF FORMATION
                                       OF
                            COPENHAVER HOLDINGS, LLC

1. The name of the limited liability company is COPENHAVER HOLDINGS, LLC, which was formed on April 9, 1998 under the original name of OFFICE CONNECTION, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

    FIRST: The name of the limited liability company formed hereby is US OFFICE PRODUCTS, FLORIDA DISTRICT, LLC.

    SECOND: The address of the company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the company's registered agent as such address is The Corporation Trust Company.

    THIRD: The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

    FOURTH: No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

    FIFTH: The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law.

3. This Certificate of Amendment and Restatement shall be effective on October 1, 1998.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and Restatement of Copenhaver Holdings, LLC this Twenty-Fifth day of September, 1998.

                               U.S. OFFICE PRODUCTS COMPANY,
                               Its Sole Member

                               By:      /s/ Mark D. Director
                                  ---------------------------------------------
                                   Mark D. Director
                                   Executive Vice President - Administration